UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2005, Cyberonics, Inc., a Delaware corporation, ("Cyberonics," or the "Company") pursuant to a Purchase Agreement dated September 21, 2005 with the Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), issued seven year senior subordinated convertible notes (collectively, the "Notes") to the Initial Purchaser. The Notes were priced to yield 3.0 percent with an aggregate principal amount of $125 million. Cyberonics also granted the initial purchaser a 13-day option, expiring October 4, 2005, to purchase up to $18.75 million aggregate principal amount of additional Notes. The Company issued the Notes pursuant to the Indenture dated September 27, 2005 between itself and Wells Fargo Bank, National Association, as trustee. On September 27, 2005, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement to register the resale of the shares of Cyberonics common stock issuable upon conversion of the Notes.

Cyberonics used a portion of the net proceeds of the offering to purchase 301,000 shares of its common stock in connection with the offering pursuant to the stock repurchase program recently approved by the Board of Directors. In connection with the sale of the Notes, on September 27, 2005 Cyberonics also entered into a Confirmation of OTC Convertible Note Hedge (the "Convertible Note Hedge") and the Confirmation of OTC Warrant Transaction (the "Warrant") with an affiliate of the initial purchaser. Cyberonics used a portion of the net proceeds to fund the Convertible Note Hedge and Warrant transactions. Net proceeds to Cyberonics after issuance of $125 million of the Notes, completion of the stock repurchase, and the Note Hedge and Warrant transactions and payment of all other related fees and expenses was approximately $97,500,000. Cyberonics expects to use the net proceeds from the offering for general corporate purposes, including but not limited to, launch of its treatment-resistant depression product in the United States and Europe, the worldwide repositioning and re-launch of its epilepsy product, expansion of its international sales and marketing organization and development of new indications and markets for its patent-protected therapy.

A copy of the Indenture, the Registration Rights Agreement, the form of Confirmation of OTC Convertible Note Hedge and the form of Confirmation of OTC Warrant Transaction are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by this reference.

On September 27, 2005, Cyberonics issued a press release announcing the closing of the sale of the Notes and the related transactions. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

10.1 Indenture dated September 27, 2005 among Cyberonics, Inc. and Wells Fargo Bank, National Association, as trustee.

10.2 Registration Rights Agreement dated September 27, 2005 among Cyberonics, Inc. and the Initial Purchaser.

10.3 Form of Confirmation of OTC Convertible Note Hedge executed September 27, 2005 to be effective September 21, 2005.

10.4 Form of Confirmation of OTC Warrant Transaction executed September 27, 2005 to be effective September 21, 2005.

99.1 Press Release of Cyberonics, Inc. dated as of September 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

October 3, 2005	By:	David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Indenture dated September 27, 2005 among Cyberonics, Inc. and Wells Fargo Bank, National Association, as trustee.
10.2	Registration Rights Agreement dated September 27, 2005 among Cyberonics, Inc. and the Initial Purchaser
10.3	Form of Confirmation of OTC Convertible Note Hedge entered into September 27, 2005 to be effective as of September 21, 2005
10.4	Form of Confirmation of OTC Warrant Transaction entered into September 27, 2005 to be effective as of September 21, 2005
99.1	Press Release of Cyberonics, Inc. dated as of September 27, 2005